Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

Energy Future Intermediate Holding Company LLC and

EFIH Finance Inc. Announce Amendment to Certain Terms of Second

Lien Notes Settlement

DALLAS—June 9, 2014—Energy Future Intermediate Holding Company LLC (“EFIH”), a wholly-owned subsidiary of Energy Future Holdings Corp. (“EFH Corp.”), and EFIH Finance Inc. (“EFIH Finance” and together with EFIH, the “Issuer”) today announced the amendment of certain terms of its previously announced offer to purchase EFIH Second Lien Notes (as defined below) for cash as a voluntary settlement with respect to the Issuer’s obligations under the EFIH Second Lien Notes (such offer and settlement, the “EFIH Second Lien Settlement”). The EFIH Second Lien Settlement is open to all holders of the Issuer’s 11% Senior Secured Second Lien Notes due 2021 (the “EFIH 11% Second Lien Notes”) and 11.750% Senior Secured Second Lien Notes due 2022 (the “EFIH 11.750% Second Lien Notes” and together with the EFIH 11% Second Lien Notes, the “EFIH Second Lien Notes”).

The terms of the EFIH Second Lien Settlement have been amended to (1) provide that each of the Tender Consideration (as defined below) and the Total Consideration (as defined below) will no longer be decreased $0.14 per day for each day the Settlement Date occurs (as defined below) after the assumed Settlement Date of July 9, 2014, (2) delete and amend certain conditions to the consummation of the EFIH Second Lien Settlement as described in more detail below and (3) make certain disclosures described below regarding the right of the Issuer to determine whether or not any of the conditions to the consummation of the EFIH Second Lien Settlement were satisfied and to terminate or extend the EFIH Second Lien Settlement. Other than the amended terms described in this press release, the terms of the EFIH Second Lien Settlement are unchanged.

Upon the terms and subject to the conditions of the offer to purchase with respect to the EFIH Second Lien Settlement, each holder of EFIH Second Lien Notes that validly tenders its EFIH Second Lien Notes on or prior to 5:00 p.m., New York City time, on June 11, 2014 (the “Early Participation Date”), which may be further extended by the Issuer at its sole discretion, will be eligible to receive on the closing date of the offer (the “Settlement Date”) as payment in full of any claims arising out of such holder’s interest in the EFIH Second Lien Notes an amount, paid in cash, equal to (i) $1,119.30 for each $1,000 principal amount of EFIH 11% Second Lien Notes and (ii) $1,162.30 for each $1,000 principal amount of EFIH 11.750% Second Lien Notes tendered (the “Total Consideration” as set forth in the table below). The Total Consideration includes an early participation payment (the “Early Participation Consideration” as set forth in the table below) of $50.00 per $1,000 principal amount of EFIH Second Lien Notes validly tendered on or prior to the Early Participation Date. Each holder that validly tenders its EFIH Second Lien Notes after the Early Participation Date and on or prior to 5:00 p.m., New York City time, on July 3, 2014 (the “Expiration Date”) will be eligible to receive on the Settlement Date an amount, paid in cash, equal to the Total Consideration less the Early Participation Consideration (the “Tender Consideration” as set forth in the table below).

Securities	CUSIP Number(s)	Aggregate Principal Amount Outstanding	Tender Consideration(1)	Early Participation Consideration	Total Consideration(1)
EFIH 11% Second Lien Notes	29269QAB3	$406,392,000	$1,069.30	$50.00	$1,119.30
EFIH 11.750% Second Lien Notes	29269QAD9 U29197AB3	$1,750,000,000	$1,112.30	$50.00	$1,162.30

(1)	Does not include accrued and unpaid interest up to, but not including, the Settlement Date, which will be paid on all of the EFIH Second Lien Notes accepted for purchase in the offer.

As previously disclosed, the consummation of the EFIH Second Lien Settlement is subject to several conditions. The terms of the EFIH Second Lien Settlement have been amended to remove the conditions relating to the consummation of and receipt of proceeds from the issuance of approximately $1.9 billion of 8% Convertible Second Lien Subordinated Secured DIP Financing Notes due 2016 (the “EFIH Second Lien DIP Notes Financing”). The consummation of the EFIH Second Lien Settlement continues to be subject to, among others, the bankruptcy court’s approval of both (1) the incurrence of indebtedness and granting of second-priority priming liens relating to the EFIH Second Lien DIP Notes Financing and (2) the EFIH Second Lien Settlement. The terms of the EFIH Second Lien Settlement have also been amended to disclose that the Issuer has the right to determine whether or not any of the conditions to the consummation of the EFIH Second Lien Settlement were satisfied and to terminate or extend the EFIH Second Lien Settlement if any condition to such consummation was not satisfied or otherwise will not be satisfied on or prior to the Expiration Date or, with respect to conditions relating to obtaining regulatory approval (such as bankruptcy court approval), on or prior to the Settlement Date.

The Issuer has provided to the holders of the EFIH Second Lien Notes a supplement to the original offer to purchase amending the terms of the EFIH Second Lien Settlement as described in this press release.

Epiq Systems is serving as the Offer Agent and Depositary Agent, and may be contacted by telephone at (646) 282-2500 or toll free at (866) 734-9393 or by email at tabulation@epiqsystems.com (please reference “EFIH Second Lien Offer” in the subject line), including to obtain a copy of the supplement to the original offer to purchase.

Other Information

This press release will not constitute an offer to sell, or the solicitation of an offer to buy, any EFIH Second Lien Notes, the EFIH Second Lien DIP Notes Financing or any other security. The offer to participate in the EFIH Second Lien Settlement is being made only pursuant to the offer to purchase and the related letter of transmittal. The offer to participate in the EFIH Second Lien Settlement is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Nothing in this press release will constitute or be deemed to constitute a solicitation by any party of votes to approve or reject a Chapter 11 plan of reorganization. A solicitation with respect to votes to approve or reject a Chapter 11 plan of reorganization may only be commenced once a disclosure statement that complies with section 1125 of the United States Code, 11 U.S.C. §§101 et. seq., has been approved by the United States Bankruptcy Court for the District of Delaware.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under Item 1A, “Risk Factors” and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K (and in the corresponding sections of any subsequent Quarterly Reports on Form 10-Q) filed by each of EFH Corp., EFIH and Energy Future Competitive Holdings Company LLC and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	our ability to obtain the approval of the bankruptcy court with respect to motions filed in the bankruptcy proceedings, including with respect to the EFIH Second Lien Settlement, the EFIH Second Lien DIP Notes Financing and the transactions related thereto;

•	the effectiveness of the overall restructuring activities pursuant to the bankruptcy filing and any additional strategies we employ to address our liquidity and capital resources;

•	the terms and conditions of any reorganization plan that is ultimately approved by the bankruptcy court;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in the bankruptcy proceedings;

•	the duration of the bankruptcy proceedings; and

•	restrictions on us due to the terms of debtor-in-possession financing facilities and restrictions imposed by the bankruptcy court.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

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Corporate Communications:

Allan Koenig

214-812-8080

Media.Relations@energyfutureholdings.com

Investor Relations:

Blake Holcomb

214-812-8005

Blake.Holcomb@energyfutureholdings.com

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